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                                                                  EXHIBIT 3.1(a)

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                             ARTICLES OF AMENDMENT


                  Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The charter of the Corporation (the "Charter") as currently in effect is hereby amended by deleting therefrom in its entirety existing Section 1 of Article VI, and inserting in lieu thereof, the following new Section 1 of Article VI:

                            Section 1. Authorized Stock. The total number of
                  shares of stock which the Company has authority to issue is 290,000,000 shares, of which 280,000,000 are shares of common stock, $0.01 par value per share ("Common Stock"), and 10,000,000 are shares of preferred stock, $0.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $2,900,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Company, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has authority to issue.

                  SECOND: The foregoing amendment to the Charter was duly approved by the entire Board of Directors of the Corporation in accordance with
Section 2-105(a)(12) of the Maryland General Corporation Law and Article VI,
Section 1 of the Charter. No approval by the stockholders of the Corporation is required by the Maryland General Corporation Law or the Charter of the Corporation.

                  THIRD: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was 110,000,000 shares, of which 100,000,000 shares were shares of Common Stock and 10,000,000 were shares of Preferred Stock. The aggregate par value of all shares of stock having par value was $1,100,000.

                  FOURTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment is 290,000,000 shares, of which


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280,000,000 shares are shares of Common Stock and 10,000,000 are shares of
Preferred Stock. The aggregate par value of all authorized shares of stock having par value is $2,900,000.

                  FIFTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law was not changed by the amendment.

                  SIXTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.



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                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President, and attested to by its Secretary, on this 2nd day of April, 2002.

ATTEST:                                    INLAND RETAIL REAL ESTATE TRUST, INC.


/s/ Scott W. Wilton                        By: Barry L. Lazarus (SEAL)
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Scott W. Wilton, Secretary                     Barry L. Lazarus, President